Exhibit 5.1

Woolf, McClane, Bright, Allen & Carpenter, PLLC

ATTORNEYS
DALE C. ALLEN	900 RIVERVIEW TOWER	GREGORY C. LOGUE
J. NICHOLAS ARNING, JR.	900 S. GAY STREET	ROBERT S. MARQUIS
ASHLEY M. BARRINGTON		JAMES M. MCCARTEN
HUGH B. BRIGHT, JR.		DENNIS R. MCCLANE
LUIS C. BUSTAMANTE	KNOXVILLE, TENNESSEE 37902-1810	DANIEL J. MOORE
W. KYLE CARPENTER		M. DENISE MORETZ
JON T. COFFIN		ROBERT P. NOELL
TONY R. DALTON	MAILING ADDRESS:	KEVIN N. PERKEY
SONDA L. GIFFORD	POST OFFICE BOX 900	O. E. SCHOW, IV
J. CHADWICK HATMAKER	KNOXVILLE, TN 37901-0900	ROBERT L. VANCE
LAURA D. HEINZ		LOUIS C. WOOLF
DEAN T. HOWELL
HOWARD E. JARVIS		SPECIAL COUNSEL
MICHAEL J. KING	——	MONTY L. WALTON
J. FORD LITTLE
TELEPHONE (865) 215-1000
TELECOPIER (865) 215-1015

Goody’s Family Clothing, Inc.
400 Goody’s Lane
Knoxville, Tennessee 10018

Ladies and Gentlemen:

On the date hereof, Goody’s Family Clothing, Inc., a Tennessee corporation (the “Company”), intends to transmit for filing with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to 3,300,050 shares (the “Shares”) of common stock, no par value per share, of the Company, which are being offered pursuant to the Goody’s Family Clothing, Inc. 2005 Stock Incentive Plan (the “Plan”). This opinion is an exhibit to the Registration Statement.

We have at times acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Charter as presently in effect, (ii) the Company’s By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by the Company’s directors and stockholders, (iv) the Plan and (v) the form of option and other award agreements, which we understand will be used by the Company in connection with grants under the Plan. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the

Goody’s Family Clothing, Inc.

July 8, 2005

conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.

Our opinion herein is based solely upon the Tennessee Business Corporation Act, and we express no opinion with respect to any other laws (including, without limitation, the application of any tax laws or federal securities laws or the securities or “Blue Sky” laws of any state to the offer and/or sale of the Shares).

Insofar as our opinion set forth below covers Shares (the “Covered Shares”) that are currently subject to options (the “Existing Options”) issued under the Company’s Amended and Restated 1997 Stock Option Plan, our opinion assumes that such Existing Options shall have lapsed or otherwise been terminated without having been exercised and that the Covered Shares subject to such Existing Options shall have been returned to the status of authorized and unissued prior to issuance under the Plan.

Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Shares may be offered and sold), when issued in accordance with the terms of the Plan and any applicable option or other award agreement for options or other awards issued thereunder, (and assuming the payment by the optionee of the required consideration for such Shares), will be legally and validly issued, fully paid and non-assessable.

Nothing in this opinion is intended to apply to any disposition of the Shares which any optionee might propose to make.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Shares may be offered and sold. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Goody’s Family Clothing, Inc.

July 8, 2005

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

Very truly yours,

Woolf, McClane, Bright, Allen & Carpenter, PLLC

By: /s/ Dennis R. McClane Dennis R. McClane

DRM/ska
010519.0136